UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2006

PACIFIC MAGTRON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-25277	88-0353141
(State or Other	(Commission	(IRS Employer
Jurisdiction of Incorporation)	File Number)	Identification Number)

1600 California Circle, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:       (408) 956-8888

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change In Registrant's Certifying Accountant.

On February 28, 2006, we dismissed Weinberg & Co., P.A. ("Weinberg") as the auditor for Pacific Magtron International Corp. Effective February 28, 2006, we engaged Berenson LLP ("Berenson"), subject to the U. S. Bankruptcy Court's approval, to serve as the independent public accountants to audit our consolidated financial statements for the calendar year ending December 31, 2005.

Weinberg's report on our consolidated financial statements for the calendar year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that Weinberg's report on our consolidated financial statements for the calendar year ended December 31, 2004 did contain a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

During our past calendar years and the interim period through February 28, 2006, we had no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Weinberg's satisfaction, would have caused Weinberg to make reference to the subject matter of the disagreement in connection with its report. During our past calendar year and the interim period through February 28, 2006, Weinberg did not advise us of any of the matters specified in Item 304(a)(1)(B) of Regulation S-B.

During our calendar year ended December 31, 2004, and the interim period through February 28, 2006, we have had no consultations with Berenson concerning: (a) the application of accounting principles to a specific transaction or the type of opinion that might be rendered on our financial statements as to which we received oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any disagreements, as defined in Item 304(a)(1) of Regulation S-K.

The appointment of Berenson as independent public accountants was recommended and unanimously approved by our Board of Directors.

This Form 8-K report will be amended to include the letter to be received from Weinberg & Company, P.A., addressed to the Securities and Exchange Commission regarding its agreement to the statements made in this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON INTERNATIONAL CORP.

Dated: March 6, 2006	By:	/s/ Martin Nielson
Chief Executive Officer